NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                    of

                            JUNO LIGHTING, INC.

To the Stockholders of
 Juno Lighting, Inc.:

         Notice is hereby given that the 1995 Annual Meeting of Stockholders of Juno Lighting, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal offices, 2001 South Mt. Prospect Road, Des Plaines, Illinois 60017-5065, on April 25, 1995 at 2 P.M. Central Time, for the purpose of considering and voting on:

         (1) The election of two directors to serve until the 1998 Annual Meeting of Stockholders or until their successors are elected and qualified; and

         (2)  Such other business as may properly come before the meeting.

         The stock transfer books of the Company will remain open. The Board of Directors has determined that only stockholders of record at the close of business on March 7, 1995, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. All stockholders, whether or not they now expect to be present at the meeting, are requested to date, sign, and return the enclosed proxy, which requires no postage if mailed in the United States.

         The Company's Annual Report to stockholders for the fiscal year ended November 30, 1994, is enclosed. Additional copies are available on request. Mailing of this Notice, Proxy and Proxy Statement began about March 14, 1995.

         Your attention is directed to the following pages for further information relating to the meeting.

                                  By Order of the Board of Directors




                                          Julius Lewis
Des Plaines, Illinois                     Secretary
March 14, 1995

                            JUNO LIGHTING, INC.
                       2001 South Mt. Prospect Road
                               P.O. Box 5065
                     Des Plaines, Illinois 60017-5065







                              PROXY STATEMENT


                                  GENERAL

         Proxies are being solicited hereby on behalf of the Board of Directors (the "Board") of Juno Lighting, Inc., a Delaware corporation (the "Company" or "Juno"), for use at the 1995 Annual Meeting of Stockholders, notice of which accompanies this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time prior to the exercise thereof by executing a subsequent proxy, by notifying the Vice President, Finance of the Company of such revocation in a written notice received by him at the above address prior to the Annual Meeting or by attending the Annual Meeting and voting in person. If no contrary instruction is indicated in the proxy, each proxy will be voted
FOR the election of the nominees named below to the Board.

         The record date for the determination of stockholders entitled to vote at the meeting is March 7, 1995, at the close of business. As of the record date, the only outstanding capital stock of the corporation was its Common Stock, par value $.01 per share ("Stock") and the number of shares of Stock outstanding and entitled to vote at the meeting was 18,486,412, each share entitling the holder thereof to one non-cumulative vote.

         The Board has selected Price Waterhouse as the Company's independent certified public accountants for the current fiscal year. Price Waterhouse has served in this capacity for the past three fiscal years. It is expected that a representative of Price Waterhouse will be present at the Annual Meeting with an opportunity to make a statement if he so desires and to respond to appropriate questions.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by telegraph, by officers and certain other regular employees of the Company. The Company does not now expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

         The proposed election of directors requires the affirmative vote of a majority of the shares of the Stock of the Company present in person or by proxy and entitled to vote at the meeting. The representation in person or by proxy of a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions and withheld votes are counted as present in determining whether the quorum requirement is satisfied. "Non-votes" are not counted for quorum purposes. Abstentions and withheld votes have the same effect as votes against proposals presented to stockholders. A "non-vote" has no effect on proposals presented to stockholders. A "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Proxies received on behalf of the Board for which no direction to vote is given will be voted for the one proposal described above.

         Mailing of this Proxy Statement, Notice and Proxy began about March 14, 1995, to stockholders of record as of the close of business on March 7, 1995.

         Each Stockholder may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1994 filed with the Securities and Exchange Commission ("SEC") from the Company at no charge by written request to the Company's Vice President, Finance, 2001 South Mt. Prospect Road, P.O. Box 5065, Des Plaines, Illinois 60017-5065.

Principal Stockholders
         The following table sets forth, as of February 10, 1995, the number and percentage of outstanding shares of Stock beneficially owned by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Stock.




                                           Shares         Percentage
                                        Beneficially      of Shares
    Name and Address                        Owned        Outstanding
   ------------------                  -------------     -----------
David L. Babson & Co., Inc.. . . . .   1,195,900 <F1>        6.47%
One Memorial Drive
Cambridge, Massachusetts 02142-1300

____________

<F1>     David L. Babson & Co., Inc. ("Babson") beneficially owns 1,195,900 shares of Stock and has sole power to vote or direct the vote and to dispose or to direct the disposition of 608,600 shares. Babson has shared voting power to vote or to direct the vote and dispose or to direct the disposition of the remaining 587,300 shares.

Directors' and Executive Officers' Stock Ownership
         The following table sets forth, as of February 15, 1995, the number and percentage of outstanding shares of Stock beneficially owned by each director, each executive officer and all executive officers and directors as a group. The persons named hold sole voting and investment power with respect to the shares of Stock listed below, except as otherwise indicated.



                                           Shares         Percentage
                                        Beneficially      of Shares
    Name                                    Owned        Outstanding
- - ----------------------                  -----------      -----------

Robert S. Fremont <F1> . . . . . . .      869,856            4.71%
Thomas W. Tomsovic <F1><F2>. . . . .        2,000              *
Julius Lewis <F3>. . . . . . . . . .        4,000              *
Allan Coleman <F3> . . . . . . . . .        1,200              *
George M. Ball <F3>. . . . . . . . .        2,500              *
Ronel W. Giedt <F3><F4>. . . . . . .       23,000              *
Glenn R. Bordfeld <F5><F6> . . . . .        2,000              *
George J. Bilek <F5><F7> . . . . . .       16,625              *
Charles F. Huber <F5><F8>. . . . . .        8,500              *
All Directors and Executive Officers
   as a group <F2><F4><F9> . . . . .      929,681            5.03%

<F1>
     Executive Officer and Director
<F2>
     Represents 2,000 shares which Mr. Tomsovic has the right to acquire within 60 days of February 15, 1995.
<F3>
     Director
<F4>
     Includes 2,500 shares which Mr. Giedt has the right to acquire within 60 days of February 15, 1995.
<F5>
     Executive Officer
<F6>
     Represents 2,000 shares which Mr. Bordfeld has the right to acquire within 60 days of February 15, 1995.
<F7>
     Includes 12,400 shares which Mr. Bilek has the right to acquire within 60 days of February 15, 1995.
<F8>
     Includes 5,800 shares which Mr. Huber has the right to acquire within 60 days of February 15, 1995.
<F9>
     Includes 24,700 shares which five executive officers have the right to acquire within 60 days of February 15, 1995.

*    Less than 1%


 Stockholder Proposals

         Stockholder proposals for inclusion in proxy materials for the 1996 Annual Meeting of Stockholders should be addressed to the Company's Vice President, Finance, 2001 South Mt. Prospect Road, P.O. Box 5065, Des Plaines, Illinois 60017-5065, and must be received before November 16, 1995. In addition, the Company's by-laws provide that stockholder nominations for persons for election to the Company's Board and proposals of business to be considered at an annual stockholders meeting must satisfy certain conditions including generally submitting notice to the Company not more than 90 days or less than 60 days prior to the anniversary of the preceding year's Annual Meeting of Stockholders.


                         1. ELECTION OF DIRECTORS

         The Certificate of Incorporation of the Company provides for a Board of not less than three and not more than nine directors, each of whom is elected for a term of three years. The number of directors will be determined from time to time by the Board. The directors are divided into three classes; the term of office of one class expires at each Annual Meeting of Stockholders.

         The persons listed below as nominees to be elected as directors have been recommended by the Board and, if elected, will serve for a term ending at the 1998 Annual Meeting of Stockholders or until their successors are elected and qualified. Election requires the affirmative vote of a majority of the Stock represented at the 1995 Annual Meeting of Stockholders. Shares of Stock held in the names of brokers for which proxy cards are not returned will not be counted as present for purposes of calculating the Stock represented at the 1995 Annual Meeting of Stockholders, and such shares of Stock will not be counted either as having been voted for or against a proposal, or as abstaining with respect to a proposal. Abstentions will not be counted either as a vote for or against, or a withheld vote, regarding a proposal. The Board recommends a vote FOR these nominees. Proxies received will be so voted if no direction is given. If the nominees should be unable or unwilling to serve, which is not now contemplated, the proxy holders may, but will not be bound to, vote for substitute nominees.

         The names of the nominees, along with the names of the other directors whose terms continue after the meeting, together with certain additional information, are set forth below. Additional information includes business experience during the last five years and other directorships currently held with corporations whose securities are registered under Section 12 of the Securities Exchange Act of 1934 and certain other corporations. To the knowledge of the Company, there are no family relationships between any director or executive officer and any other director or executive officer.


Nominees
Robert S. Fremont . . . . . .Age 70. Chairman of the Board and Chief Executive
                               Officer. Director since 1976.
                             Term expires 1995. Member of Stock Option
                               Committee.

                             Business experience during the last five years:
                               Chairman of the Board and Chief Executive Officer since December 1, 1994. President of the Company from 1976 to November 30, 1994.

                             Other Directorships: None

Julius Lewis . . . . . . . . Age 63. Secretary. Director since 1983.
                             Term expires 1995. Member of Compensation, Stock
                               Option and Audit Committees.

                             Business experience during the last five years:
                               Partner, Sonnenschein Nath & Rosenthal, outside legal counsel for the Company.

                             Other Directorships: None
Other Directors
Allan Coleman . . . . . . . .Age 69. Director since 1983.
                             Term expires 1997. Member of Compensation, Stock
                               Option and Audit Committees.

                             Business experience during last five years:
                               Chairman, Coleman International,Inc. an
                               international trading company, from August,1994 to present; and Chairman, Coleman Cable Systems,
                               Inc., a manufacturer of electric wire and cable from January,1989 to August,1994.

                             Other Directorships: None

Ronel W. Giedt. . . . . . . .Age 56. President and Chief Operating Officer.
                               Director since 1991.
                             Term Expires 1997.
                             Business experience during last five years:
                               President and Chief Operating Officer of the
                               Company since December 1, 1994. President of
                               Indy Lighting, Inc., a wholly-owned subsidiary
                               of the Company since 1988.

                             Other Directorships:None

George M. Ball. . . . . . . .Age 60. Director since 1991.
                             Term expires 1996. Member of Compensation, Stock
                               Option and Audit Committees.

                             Business experience during last five years:
                               Chairman, Philpott, Ball & Co., an investment banking firm, from January, 1991 to the present;
                               Senior Vice President, Interstate/Johnson Lane &
                               Co., an investment banking firm, from April, 1990 to January, 1991; Chairman, George Ball & Co., an investment banking firm, from December, 1986 to April, 1990.

                             Other Directorships:  B.B. Walker Company and Edo
                               Corporation.

Thomas W. Tomsovic. . . . . .Age 53. Vice President, Operations. Director since
                               1986.

                             Term expires 1996. Business experience during last
                               five years: Vice President, Operations of the Company.

                             Other Directorships: None

Board and Committee Meetings
         The Board met four times during the fiscal year ended November 30, 1994. Directors who are not employees are compensated at the rate of $1,000 per directors' meeting attended.

         The Board has a Compensation Committee, consisting of three members, which determines salaries, bonuses and other compensation to be paid to the officers of the Company and administers all benefit plans (unless otherwise specified in plan documents) affecting officers' direct and indirect remuneration (other than the Company's Stock Option Plans). The Compensation
Committee met once during the fiscal year ended November 30, 1994.

         The Board has a Stock Option Committee, consisting of four members, which administers the Company's stock option plans. The Stock Option Committee met once during the fiscal year ended November 30, 1994.

         The Board has an Audit Committee, consisting of three members, which considers matters relating to internal controls and compliance with accounting policy. It also recommends independent auditors to the Board and reviews the independence of such auditors, reviews the scope of the annual audit activities of the independent auditors and the Company's internal auditor and reviews the audit fee payable to the independent auditors and the audit results.
The Audit Committee met twice during the fiscal year ended November 30, 1994.

         The Board does not have a standing Nominating Committee.

         The Board will consider stockholders' recommendations with regard to the two directors to be elected at the 1996 Annual Meeting of the Stockholders.
Such recommendations should set forth the qualifications of the proposed nominees and should be addressed to the Company's Vice President, Finance, 2001 South Mt. Prospect Road, P.O. Box 5065, Des Plaines, Illinois 60017-5065, and must be received before February 25, 1996. See also "Stockholder Proposals" above regarding certain provisions of the Company's By-laws relating to stockholder nominations for directors.

Executive Compensation
         The following Summary Compensation Table includes individual compensation information regarding all compensation awarded to, earned by, or paid during the fiscal years ended November 30, 1994, 1993 and 1992 to Mr.
Fremont and the five other most highly compensated executive officers of the Company in all capacities in which they served during the years in which they have been executive officers.

         As reflected in the following table, Mr. Fremont and the five other most highly paid executive officers of the Company currently participate in the Company's 401(k) Plan. In addition, the named executives participate in, and (except for Mr. Fremont) have received grants under, the Company's Stock
Option Plans, effective July 18, 1983 (the "1983 Stock Option Plan") and
December 2, 1993 (the "1993 Stock Option Plan").



                           Summary Compensation Table
                                     Annual          Long-Term
                                   Compensaton     Compensation
                            ---------------------    -------
                                                      Awards
                                                     ---------
                                                      Options       All Other
Name & Principal
    Position               Year    Salary    Bonus  (#of Shares)Compensation<F1>
- - -----------------         -----    ------    -----   ----------   --------------

Robert S. Fremont          1994  $504,400       -         -          $17,755
  Chairman of the Board    1993   447,052       -         -           18,231
   and Chief Executive     1992   393,952       -         -           17,702
   Officer

Ronel W. Giedt             1994  $177,303   $36,216    50,000        $17,695
  President and Chief
   Operating Officer

Thomas W. Tomsovic         1994  $189,785   $11,680    10,000        $15,090
  Vice President,          1993   181,835    10,652       -           13,639
   Operations              1992   174,720       -         -           13,108

Glenn R. Bordfeld          1994  $139,211   $11,680    10,000        $11,262
   Vice President, Sales   1993   123,564    10,652       -            8,268
                           1992   109,852       -         -            8,221

George J. Bilek            1994  $138,519   $11,680    10,000        $11,230
  Vice President, Finance  1993   122,952    10,652       -            8,178
   and Treasurer           1992   109,005       -         -            7,087

Charles F. Huber           1994  $141,956   $11,680    10,000        $11,449
  Vice President           1993   131,455    10,652       -            9,860
   Corporate Development   1992   120,065       -         -            9,007

<F1>
     Includes the Company's matching and discretionary contributions under the 401(k) Plan. Amounts are included without regard to vesting of any Company discretionary contributions.

Stock Option Plan Exercises and Year-End Value Table

         The following table discloses, for each of the executive officers listed on the next page, information regarding stock options exercised during, or held at the end of, the fiscal year ended November 30, 1994 pursuant to the Company's 1983 Stock Option Plan.

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
                                 Option Values

                               Total Number of             Total Value of
          Number of            Unexercised Options      Unexercised In-the-Money
           Shares           Held at Fiscal Year End    Options Held at Fiscal
          Acquired                   <F1>                  Year End<F1><F2>
            on      Value   ------------------------- --------------------------
Name      Exercise Realized Exercisable Unexercisable Exercisable  Unexercisable
- - --------  -------- -------- ----------- ------------- -----------  -------------

R.Fremont    0      $  0         0           0           $   0       $    0
R.Giedt     9,000   112,500   15,000       56,000        161,250       64,500
T.Tomsovic 18,000   239,000    6,000       16,000         64,500       64,500
G.Bordfeld 12,800   162,025    4,800       16,400         51,600       68,800
G.Bilek     8,800   102,525   10,400       14,800        111,800       51,600
C. Huber    1,000    12,500    7,000       12,000         75,250       21,500

<F1>
      All options outstanding at the end of the fiscal year ended November 30, 1994 are incentive stock options, except for Mr. Giedt who held
      25,000 Non-Qualified Options. All options were granted at 100% of the fair market value of the Company's Stock on the date of the grant. For all such options, up to 20% of the shares covered by each option may be purchased commencing on the first anniversary of the date of the grant and the amount increases by 20% on each anniversary thereafter. Such options cannot be exercised after the expiration of six years from date of grant. For incentive stock options granted after December 31, 1986, the aggregate fair market value of Stock with respect to which incentive stock options become exercisable for the first time by any individual grantee during any calendar year may not exceed $100,000.
<F2>
      Total value of options is based on the difference between the fair market value of Company Stock of $18.00, as of November 30, 1994, and the exercise price per share of the options.


                   Stock Option Grants During Fiscal 1994
                                                         Potential Realizable
                    % of Total                              Value At Assumed
                     Options                              Annual Rates of Stock
                    Granted to                          Price Appreciation for
           Options  Employees  Exercise Market Expiration     Option Term
Name       Granted   in 1994    Price    Price    Date         5%       10%
             <F2>      <F1>

R.Fremont     0        0          -        -       -           -         -

R.Giedt    50,000     26.45%   $18.50  $18.50   10/25/04    $255,550  $564,700

T.Tomsovic 10,000      5.29%    19.625  19.625  12/09/03      57,820   119,810

G.Bordfeld 10,000      5.29%    19.625  19.625  12/09/03      57,820   119,810

G.Bilek    10,000      5.29%    19.625  19.625  12/09/03      57,820   119,810

C.Huber    10,000      5.29%    19.625  19.625  12/09/03      57,820   119,810

<F1>

      Based on 189,000 options granted to all employees in 1994.
<F2>
      Options granted for Messrs. Tomsovic, Bordfeld, Bilek and Huber during 1994 are Incentive Stock Options. Mr. Giedt received 25,000 Incentive Stock Options and 25,000 Non-Qualified Options in anticipation of Mr. Giedt's appointment as President of the Company as of December 1, 1994. All options were granted at 100% of the fair market value of the Company's Stock on the date of the grant. For all these options, up to 20% of the shares covered by each option may be purchased commencing on the first anniversary of the date of the grant and the amount increases by 20% on each anniversary thereafter. These options cannot be exercised after the expiration of ten years from the date of grant. For Incentive Stock Options granted after December 31, 1986, the aggregate fair value of stock with respect to which Incentive Stock Options become exercisable for the first time by any individual grantee during any calendar year may not exceed $100,000.


Compensation Committee and Stock Option Committee Reports on Executive
 Compensation

         The Company's executive compensation policy is designed to maintain a competitive compensation program in order to attract and retain well qualified management and to provide management with the incentive to accomplish the Company's financial and operating objectives. Compensation for executives generally consists of cash compensation in the form of annual base salary and performance-based bonuses, and long term incentive compensation in the form of stock options.

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors and, with respect to stock options and stock appreciation rights ("SARs") under the Company's Stock Option Plans, by the Stock Option Committee. The Stock Option Committee has four members (consisting of the CEO and three outside directors), and in fiscal 1994 met together once. The Compensation Committee has three members (consisting of the three outside directors), and in fiscal 1994 met once.

         In setting cash compensation levels for executive officers (including the CEO), the Compensation Committee considers the performance of the Company and of the individual officer, including the assumption of new duties by the officer. While the Company's overall financial performance, particularly operating income, is taken into account, base salaries for executive officers are primarily determined by the Compensation Committee's subjective assessment of the executive's individual performance. The Compensation Committee does not set target bonuses or target performance goals in setting cash compensation levels for executive officers.

         In addition to base salary, the Compensation Committee adopted an incentive bonus plan for fiscal 1994 for Ronel W. Giedt who at the beginning of the fiscal year was President of Indy Lighting, the Company's wholly-owned subsidiary and the following Vice Presidents of the Company: Thomas W. Tomsovic, Glenn R. Bordfeld, George J. Bilek and Charles F. Huber. The incentive bonus plan provided for the payment of cash bonuses to these executives pursuant to a formula based on increases in operating income of the Company. Bonuses were calculated using the Company's fiscal 1994 audited financial statements and have been paid to each of the five executives named above.

         In determining the salary to be paid to the CEO in any fiscal year, in addition to the factors set forth above which are applicable to all executive officers, the Compensation Committee also compares base salaries of chief executive officers of other companies of similar size and engaged in manufacturing businesses to that of the Company's CEO and considers the performance of the Company's Stock. Some, but not all, of the companies used for salary comparison purposes are companies listed in the NASDAQ Electrical Component Index for which cumulative total return information is provided in the "Performance Graph" section below. Although the Compensation Committee takes into account all of the factors described above in determining an appropriate base salary for Mr. Fremont, it does not engage in any particular weighing of these factors (other than the emphasis placed on individual performance).The Compensation Committee does not consider the success of the Company in meeting its financial goals to be one of the factors that it considers in determining the CEO's base salary. It should be noted that Mr. Fremont does not participate in Compensation Committee discussions or decisions regarding his compensation.

         With respect to Mr. Fremont's base salary in the 1992 fiscal year, the Compensation Committee accepted Mr. Fremont's request that he receive no increase in salary. During the 1993 fiscal year, however, the Compensation Committee increased Mr.Fremont's base salary from $393,953 to $504,400 annually. In deciding to raise the amount of Mr. Fremont's base salary in the 1993 fiscal year, the Compensation Committee assessed Mr. Fremont's overall performance as CEO as excellent, and noted that Mr. Fremont had not received an increase in his base salary during the 1990, 1991 and 1992 fiscal years. Also, the Compensation Committee believes that Mr. Fremont's base salary (after taking into account the fiscal 1993 raise) is below the average of the other companies used for comparison purposes.

         Pursuant to the authority delegated by the Board of Directors, the Stock Option Committee is responsible for granting and administering stock options and SARs under the Company's Stock Option Plans. Stock options and SARs are designed to align the interests of executives with those of the stockholders. No member of the Stock Option Committee (including Mr. Fremont) is eligible to receive stock options or SARs.


         Under the Company's 1983 and 1993 Stock Option Plans, stock options have been awarded to certain key employees, including the Company's executive officers. All currently outstanding stock options were granted with an exercise price equal to the market price of the Stock on the date of grant and vest over a period of time. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. The Stock Option Committee determines the size of awards of stock options and SARs to executives based on similar factors as are used to determine base salaries.

         In addition to salary, stock options and SARs, the Company's compensation package includes Company matching and discretionary contributions to a 401(k) plan, medical and life insurance, and other benefits.

         Finally, the Compensation Committee has reviewed the possible effect on the Company of the new limitations on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. The Compensation Committee does not believe that such section will be applicable to the Company in the foreseeable future but will review the Company's compensation practices as circumstances warrant.

           Compensation Committee   Stock Option Committee

           Julius Lewis             Robert S. Fremont
           Allan Coleman            Julius Lewis
           George M. Ball           Allan Coleman
                                    George M. Ball

 Compensation Committee Interlocks, Insider Participation and Certain
     Relationships

         Mr. Fremont, Mr. Tomsovic and Mr. Giedt are members of the Board and are executive officers of the Company. Mr. Lewis is a Board member and an officer of the Company but not an executive officer. Other than the Compensation Committee members and Mr. Fremont, who attends meetings of the Compensation Committee at the request of the Compensation Committee and makes recommendations regarding the compensation level of executive officers other than himself, no current or former officer or employee of the Company or its subsidiaries participated in the deliberations of the Board concerning executive compensation during the fiscal year ended November 30, 1994. Mr. Lewis is a partner of the law firm of Sonnenschein Nath & Rosenthal, which provided legal services to the Company in the fiscal year ended November 30, 1994, and Mr. Ball is the Chairman of Philpott, Ball & Co., an investment banking firm which provided investment banking services to the Company in such fiscal year.



            Comparison of Five-Year Cumulative Return
        Among Juno Lighting, Inc., NASDAQ Stock Market Index
     (U.S. Companies) and NASDAQ Electrical Component Stock Index


                      Juno             NASDAQ Stock         NASDAQ Electrical
    Fiscal Year    Lighting,Inc.       Market (U.S.)        Component Index
     11/30/89        $100                 $100                  $100
     11/30/90        $ 90.9               $ 81.1                $ 93.2
     11/30/91        $122.3               $121.0                $118.0
     11/30/92        $215.4               $152.3                $185.0
     11/30/93        $256.9               $175.3                $283.9
     11/30/94        $225.9               $175.7                $319.9



                              3. OTHER MATTERS

         At this time, the Board of Directors is not aware of any matters not referred to herein which might be presented for action at the meeting. However, if any other business should come before the meeting, votes may be cast with respect to such matters in accordance with the best judgment of the person or persons acting under the Proxy. See also "Stockholder Proposals" above regarding certain provisions of the Company's By-laws relating to the ability of stockholders to submit proposals at a meeting of stockholders.

                                  By Order of the Board of Directors



                                  Julius Lewis
Des Plaines, Illinois             Secretary
March 14, 1995



                        JUNO LIGHTING, INC.
                  2001 South Mt. Prospect Rd.
                         P.O. Box 5065
                   Des Plaines, Il. 60017-5065

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert S. Fremont and George J. Bilek, or either of them, with full power of substitution (the action of one, if only one be present and acting, to be in any event controlling), as proxies to represent the undersigned at the Annual Meeting of Stockholders of Juno Lighting, Inc. to be held on April 25,1995, and at any and all adjournments thereof, and to vote all shares which the undersigned would be entitled to vote thereat.


                                                   COMMENTS:(change of address)

Election of Directors, Nominees:                   ___________________________

Robert S. Fremont,Julius Lewis                     ___________________________

                                                   ___________________________

                                                   ___________________________
                                                   (if you written in the above
                                                   space, please mark the cor-
                                                   responding box on the reverse
                                                   side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. If you do not mark any boxes, your proxy will be voted in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

                                                      (SEE REVERSE SIDE)


       Please mark your votes
/X/    as in this example

               This proxy when properly executed will be voted in the
                  manner directed herein. If no direction is made, this proxy will be voted FOR proposal 1.

                The Board of Directors recommends a vote FOR proposal 1.

                  FOR      WITHHELD
1. Election of                             2. In their discretion on any other
   Directors     /  /        /  /             matters that may properly come
                                              before this meeting.

For,except vote withheld from the following nominee(s):

______________________________________________________

Change of Address/
Comments on Reverse Side.    /  /

Please mark this box if
you will personally be
attending the meeting        /  /

                                           Please date sign exactly as name
                                           appears hereon. Joint owners should
                                           each sign. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such.

                                           __________________________________
                                           __________________________________
                                           Signature(s)                Date